UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2012 (April 27, 2012)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation	1-9810 (Commission File Number)	54-1701843 (IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia (Address of principal executive offices)	23116 (Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 27, 2012, the Board of Directors amended the Bylaws of Owens & Minor, Inc. (the “Company”) to reduce the number of directors constituting the Board of Directors from 12 to 11 to reflect the number of directors comprising the Board following the Annual Meeting of Shareholders on April 27, 2012. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held its 2012 Annual Meeting of Shareholders on April 27, 2012 at which the matters described below were voted upon and approved as indicated. There were 63,547,321 shares of common stock entitled to vote at the meeting and 56,046,615 shares were voted in person or by proxy (approximately 88% of shares entitled to vote).

(1)	Election of 11 directors, each for a one-year term, as follows:

Director	Votes For	Votes Against or Withheld	Broker Non-Votes
A. Marshall Acuff	50,612,736	1,072,693	4,361,185
J. Alfred Broaddus, Jr.	50,738,105	947,324	4,361,185
Richard E. Fogg	50,785,440	899,989	4,361,185
John W. Gerdelman	50,772,270	913,159	4,361,185
Lemuel E. Lewis	50,765,599	919,830	4,361,185
G. Gilmer Minor, III	50,580,827	1,104,602	4,361,185
Eddie N. Moore, Jr.	50,766,888	918,541	4,361,185
James E. Rogers	50,592,384	1,093,045	4,361,185
Robert C. Sledd	50,785,214	900,215	4,361,185
Craig R. Smith	50,650,681	1,034,748	4,361,185
Anne Marie Whittemore	50,598,345	1,087,084	4,361,185

(2)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
55,645,378	379,960	21,276	0

(3)	Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against or Withheld	Abstentions	Broker Non-Votes
48,482,446	206,860	2,996,123	4,361,185

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 2, 2012	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company